SAILS PLEDGE AGREEMENT


                                  dated as of


                               January 29, 2002




                                     among




                            GSB INVESTMENTS CORP.,



                   CREDIT SUISSE FIRST BOSTON INTERNATIONAL


                                      and


               CREDIT SUISSE FIRST BOSTON CORPORATION, as Agent



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                                        TABLE OF CONTENTS

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                                                                                             PAGE

SECTION 1.  The Security Interests..............................................................1

SECTION 2.  Definitions.........................................................................3

SECTION 3.  Representations and Warranties of Pledgor...........................................5

SECTION 4.  Certain Covenants of Pledgor........................................................7

SECTION 5.  Administration of the Collateral and Valuation of the
            Securities..........................................................................8

SECTION 6.  Income and Voting Rights in Collateral.............................................13

SECTION 7.  Remedies upon Acceleration Events..................................................14

SECTION 8.  Miscellaneous......................................................................17

SECTION 9.  Termination of Pledge Agreement....................................................18

SECTION 10. Netting and Set-off................................................................18
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                               PLEDGE AGREEMENT


         THIS AGREEMENT is made as of this 29st day of January, 2002 among GSB INVESTMENTS CORP, a Delaware corporation ("Pledgor"), CREDIT SUISSE FIRST BOSTON CORPORATION, as agent (in such capacity, the "Agent") hereunder, and CREDIT SUISSE FIRST BOSTON INTERNATIONAL ("Secured Party").

         WHEREAS, Pledgor owns shares of common stock, par value $1.00 per share, of Golden State Bancorp Inc., a Delaware corporation (the "Issuer"), or security entitlements in respect thereof (the "Common Stock");

         WHEREAS, Pledgor, Secured Party and the Agent have entered into the Securities Contract (as defined herein) pursuant to which Pledgor and Secured Party have agreed to sell and purchase shares of Common Stock at the time and on the terms set forth therein;

         WHEREAS, it is a condition to the obligations of Secured Party under the Securities Contract that Pledgor and Secured Party enter into this Agreement;

         NOW, THEREFORE, in consideration of their mutual covenants contained herein and to secure the performance by Pledgor of Pledgor's obligations under the Securities Contract and the observance and performance of the covenants and agreements contained herein and in the Securities Contract, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:

         SECTION 1. The Security Interests. In order to secure the full and punctual observance and performance of the covenants and agreements of Pledgor contained herein and in the Securities Contract:

         (a) At the time of delivery of the Initial Pledged Items as provided in Section 1(b), Pledgor hereby assigns and pledges to Secured Party, and grants to Secured Party, security interests in and to, and a lien upon and right of set-off against, and transfers to Secured Party, as and by way of a security interest having priority over all other security interests, with power of sale, all of Pledgor's right, title and interest in and to (i) the Initial Pledged Items; (ii) all additions to and substitutions for the Initial Pledged Items (including, without limitation, any securities, instruments or other property delivered or pledged pursuant to Section 4(a), 5(b) or 5(j)) (such additions and substitutions, the "Additions and Substitutions"); (iii) all income, proceeds and collections received or to be received, or derived or to be derived, now or any time hereafter (whether before or after the commencement of any proceeding under applicable bankruptcy, insolvency or similar law, by or against Pledgor, with respect to Pledgor) from or in connection with the Initial Pledged Items or the Additions and Substitutions (excluding Ordinary Cash Dividends but including, without limitation, (A) any shares of capital stock issued by the Issuer in respect of any Common Stock constituting Collateral or any cash, securities or other property distributed in respect of or exchanged for any Common Stock or Government Securities constituting Collateral (other than Ordinary Cash Dividends), or into which any such Common Stock is converted in connection with any Reorganization Event or otherwise, and any security entitlements in respect of any of the foregoing, (B) any obligation of Secured Party to return any rehypothecated Collateral pursuant to Section 5(i) and (C) any amounts paid or assets delivered to Pledgor by Secured Party in respect of dividends paid or distributions (other than Ordinary Cash Dividends) made on shares of Common Stock constituting Collateral that have been rehypothecated in accordance with
Section 5(i)); (iv) the Collateral Account and all securities and other financial assets (each as defined in Section 8-102 of the UCC), including the Initial Pledged Items and the Additions and Substitutions, and other funds, property or assets from time to time held therein or credited thereto; and (v) all powers and rights now owned or hereafter acquired under or with respect to the Initial Pledged Items or the Additions and Substitutions (such Initial Pledged Items, Additions and Substitutions, proceeds, collections, powers, rights, Collateral Account and assets held therein or credited thereto being herein collectively called the "Collateral"). Secured Party shall have all of the rights, remedies and recourses with respect to the Collateral afforded a secured party by the UCC, in addition to, and not in limitation of, the other rights, remedies and recourses afforded to Secured Party by this Agreement.

         (b) Immediately upon payment of the Purchase Price, Pledgor shall deliver to the Custodian in pledge hereunder Eligible Collateral consisting of a number of shares of Common Stock equal to the Base Amount as of the Closing Date (the "Initial Pledged Items"), in the manner provided in Section 5(c). Upon delivery of the Purchase Price, Pledgor shall cause to be delivered to Secured Party any documents as Secured Party may reasonably request to evidence that the Initial Pledged Items have been delivered free and clear from any Lien or Transfer Restrictions to which such Initial Pledged Items may have been subject prior to the delivery of the Purchase Price.

         (c) In the event that the Issuer at any time issues in respect of any Common Stock constituting Collateral hereunder, or comprising financial assets underlying security entitlements constituting Collateral hereunder, any additional or substitute shares of capital stock of any class, Pledgor shall immediately pledge and deliver to Secured Party in accordance with Section 5(c) all such shares or security entitlements in respect thereof as additional Collateral hereunder.

         (d) The Security Interests are granted as security only and shall not subject Secured Party to, or transfer or in any way affect or modify, any obligation or liability of Pledgor or the Issuer with respect to any of the Collateral or any transaction in connection therewith.

         (e) The parties hereto expressly agree that all rights, assets and property at any time held in or credited to the Collateral Account shall be treated as financial assets (as defined in Section 8-102 of the UCC).

         SECTION 2. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Securities Contract. As used herein, the following words and phrases shall have the following meanings:

         "Additions and Substitutions" has the meaning provided in Section
1(a).

         "Authorized Officer" of Pledgor means any officer as to whom Pledgor shall have delivered notice to Secured Party that such officer is authorized to act hereunder on behalf of Pledgor.

         "Borrow Costs" has the meaning provided in Section 5(i).

         "Collateral" has the meaning provided in Section 1(a).

         "Collateral Account" has the meaning provided in Section 5(c).

         "Collateral Event of Default" means, the occurrence of either of the following: (i) at any time, failure of the Collateral to include, as Eligible Collateral, (A) at least the Maximum Deliverable Number of shares of Common Stock or (B) if Pledgor shall have elected to substitute Government Securities for Share Collateral in accordance with Section 5(j) , Government Securities having a value (as determined by the Calculation Agent) equal to 150% of the Market Value at such time of the Maximum Deliverable Number of shares of Common Stock at such time (provided that, in the case of this clause (B), the Calculation Agent shall promptly notify Pledgor of its determination of any such failure and (x) if such notice is received by Pledgor prior to 11:00 a.m., New York City time, on any Business Day, such failure shall not be a Collateral Event of Default if remedied prior to the close of business on such Business Day and (y) if such notice is received by Pledgor on a day that is not a Business Day or after 11:00 a.m., New York City time, on any Business Day, such failure shall not be a Collateral Event of Default if remedied prior to the close of business on the Business Day immediately following such day) or (ii) at any time, failure of the Security Interests to constitute valid and perfected security interests in all of the Collateral, subject to no prior or equal Lien, and, with respect to any Collateral consisting of securities or security entitlements (each as defined in Section 8-102 of the UCC), as to which Secured Party has Control, or, in each case, assertion of such by Pledgor in writing.

         "Control" means "control" as defined in Section 8-106 and Section 9-106 of the UCC.

         "Custodian" means The Bank of New York, or any other custodian appointed by Secured Party and identified to Pledgor.

         "Default Settlement Date" has the meaning provided in Section 7(a).

         "Eligible Collateral" means Common Stock or, if Pledgor shall have elected to substitute Government Securities for Share Collateral in accordance with Section 5(j), Government Securities; provided that Pledgor has good and marketable title thereto, free of all Liens (other than the Security Interests) and Transfer Restrictions and that Secured Party has a valid, first priority perfected security interest therein, a first lien thereon and Control with respect thereto.

         "Government Securities" means securities issued by the United States Government.

         "Initial Pledged Items" has the meaning provided in Section 1(b).

         "Location" means, with respect to any party, such party's location within the meaning of Section 9-307 of the UCC.

         "Maximum Deliverable Number" means, on any date, the Base Amount on such date.

         "Pledged Items" means, as of any date, any and all securities and instruments delivered by Pledgor to be held by or on behalf of Secured Party under this Agreement as Collateral.

         "rehypothecate" has the meaning provided in Section 5(i).

         "Rehypothecation Unavailability" has the meaning provided in Section 5(i).

         "Reimbursement Amount" has the meaning provided in Section 5(i).

         "Reimbursement Notice Date" has the meaning provided in Section 5(i).

         "Reimbursement Payment Date" has the meaning provided in Section
5(i).

         "Reimbursement Period" means, with respect to any Rehypothecation Unavailability, the period beginning on the date such Rehypothecation Unavailability occurs and ending on the Reimbursement Payment Date immediately following the date such Rehypothecation Unavailability terminates.

         "Securities Contract" means the SAILS Mandatorily Exchangeable Securities Contract dated as of the date hereof among Pledgor, Secured Party and the Agent, as amended from time to time.

         "Security Interests" means the security interests in the Collateral created hereby.

         "UCC" means the Uniform Commercial Code as in effect in the State of New York.

         SECTION 3.  Representations and Warranties of Pledgor.   Pledgor hereby
represents and warrants to Secured Party that:

         (a) Pledgor's holding period (calculated in accordance with Rule 144(d) under the Securities Act) with respect to the Initial Pledged Items commenced on or before May 23, 2000, and Pledgor (i) owns and, except with respect to Collateral rehypothecated pursuant to Section 5(i), at all times prior to the release of the Collateral pursuant to the terms of this Agreement, will own the Collateral free and clear of any Liens (other than the Security Interests) or Transfer Restrictions and (ii) is not and will not become a party to or otherwise bound by any agreement, other than this Agreement, that (x) restricts in any manner the rights of any present or future owner of the Collateral with respect thereto or (y) provides any person other than Pledgor, Secured Party or any securities intermediary through whom any Collateral is held (but, in the case of any such securities intermediary, only with respect to Collateral held through it) with Control with respect to any Collateral.

         (b) Other than financing statements or other similar or equivalent documents or instruments with respect to the Security Interests, after delivery of the Purchase Price, no financing statement, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a lien, security interest or other encumbrance of any kind on such Collateral.

         (c) All Collateral consisting of securities and all financial assets underlying Collateral consisting of security entitlements (each as defined in Section 8-102 of the UCC) (other than Collateral consisting of Government Securities) at any time pledged hereunder is and will be issued by an issuer organized under the laws of the United States, any State thereof or the District of Columbia and (i) certificated (and the certificate or certificates in respect of such securities or financial assets are and will be located in the United States) and registered in the name of Pledgor or held through a securities intermediary whose securities intermediary's jurisdiction (within the meaning of Section 8-110(e) of the UCC) is located in the United States or
(ii) uncertificated and either registered in the name of Pledgor or held through a securities intermediary whose securities intermediary's jurisdiction (within the meaning of Section 8-110(e) of the UCC) is located in the United States; provided that this representation shall not be deemed to be breached if, at any time, any such Collateral is issued by an issuer that is not organized under the laws of the United States, any State thereof or the District of Columbia, and the parties hereto agree to procedures or amendments hereto necessary to enable Secured Party to maintain a valid and continuously perfected security interest in such Collateral, in respect of which Secured Party will have Control, subject to no prior Lien. The parties hereto agree to negotiate in good faith any such procedures or amendments.

         (d) Upon (i) in the case of Collateral consisting of investment property (as defined in Section 9-102(a) of the UCC), (A) the delivery of certificates evidencing any such investment property consisting of certificated securities to the Custodian in accordance with Section 5(c)(i),
(B) the registration of any such investment property consisting of uncertificated securities in the name of the Custodian or its nominee in accordance with Section 5(c)(ii) or (C) the crediting of any securities or other financial assets underlying any such investment property consisting of security entitlements to a securities account of the Custodian in accordance with Section 5(c)(iii) and, in each case, the crediting of such securities or financial assets to the Collateral Account or (ii) in the case of Collateral not consisting of investment property, the filing of UCC-1 financing statements in the form of Exhibit B hereto in the appropriate filing offices in each jurisdiction identified in Parts 4 and 5 of Exhibit C hereto, Secured Party will have a valid and perfected security interest in such Collateral, in respect of which Secured Party will have (in the case of Collateral consisting of investment property) Control, subject to no prior Lien.

         (e) No registration, recordation or filing with any governmental body, agency or official is required in connection with the execution and delivery of this Agreement or necessary for the validity or enforceability hereof or for the perfection or enforcement of the Security Interests, other than the filing of UCC-1 financing statements in the form of Exhibit B hereto in the appropriate filing offices in each jurisdiction identified in Parts 4 and 5 of Exhibit C hereto.

         (f) Pledgor has not performed and will not perform any acts that might prevent Secured Party from enforcing any of the terms of this Agreement or that might limit Secured Party in any such enforcement.

         (g) The Location of Pledgor is the jurisdiction of organization set forth in the perfection certificate attached hereto as Exhibit C, and under the Uniform Commercial Code as in effect in such Location.

         (h) Pledgor has delivered to Secured Party a perfection certificate substantially in the form attached as Exhibit C hereto, completed and supplemented with the schedules and attachments contemplated thereby to the satisfaction of Secured Party, and signed by an Authorized Officer of Pledgor.

         SECTION 4. Certain Covenants of Pledgor. Pledgor agrees that, upon delivery of the Initial Pledged Items as provided in Section 1(b) and so long as any of Pledgor's obligations under the Securities Contract remain outstanding thereafter:

         (a) Pledgor shall ensure at all times that a Collateral Event of Default shall not occur, and shall pledge additional Collateral in the manner described in Sections 5(b) and 5(c) as necessary to cause such requirement to be met.

         (b) Pledgor shall, at the expense of Pledgor and in such manner and form as Secured Party may require, give, execute, deliver, file and record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable in order to (i) create, preserve, perfect, substantiate or validate any security interest granted pursuant hereto, (ii) create or maintain Control with respect to any such security interests in any investment property (as defined in Section 9-102(a) of the UCC) or (iii) enable Secured Party to exercise and enforce its rights hereunder with respect to such security interest. To the extent permitted by applicable law, Pledgor hereby authorizes Secured Party to execute and file, in the name of Pledgor or otherwise, UCC financing or continuation statements (which may be carbon, photographic, photostatic or other reproductions of this Agreement or of a financing statement relating to this Agreement) that Secured Party in its sole discretion may deem necessary or appropriate to further perfect, or maintain the perfection of, the Security Interests.

         (c) Pledgor shall warrant and defend Pledgor's title to the Collateral, subject to the rights of Secured Party, against the claims and demands of all persons. Secured Party may elect, but without an obligation to do so, to discharge any Lien of any third party on any of the Collateral.

         (d) Pledgor shall not change (i) Pledgor's name, identity or corporate structure in any manner or (ii) Pledgor's Location, unless in either case (a) Pledgor shall have given Secured Party not less than 30 days' prior notice thereof and (b) such change shall not cause any of the Security Interests to become unperfected, cause Secured Party to cease to have Control in respect of any of the Security Interests in any Collateral consisting of investment property (as defined in Section 9-102(a) of the UCC) or subject any Collateral to any other Lien.

         (e) Pledgor shall not (i) create or permit to exist any Lien (other than the Security Interests) or any Transfer Restriction upon or with respect to the Collateral, (ii) sell or otherwise dispose of, or grant any option with respect to, any of the Collateral or (iii) enter into or consent to any agreement pursuant to which any person other than Pledgor, Secured Party and any securities intermediary through whom any of the Collateral is held (but in the case of any such securities intermediary only in respect of Collateral held through it) has or will have Control in respect of any Collateral.

         SECTION 5. Administration of the Collateral and Valuation of the Securities. (a) Secured Party shall determine on each Business Day whether a Collateral Event of Default shall have occurred.

         (b) Pledgor may pledge additional Eligible Collateral hereunder at any time. Concurrently with the delivery of any additional Eligible Collateral, Pledgor shall deliver to Secured Party a certificate of an Authorized Officer of Pledgor substantially in the form of Exhibit A hereto and dated the date of such delivery, (i) identifying the additional items of Eligible Collateral being pledged and (ii) certifying that with respect to such items of additional Eligible Collateral the representations and warranties contained in paragraphs (a), (b), (c) and (d) of Section 3 are true and correct with respect to such Eligible Collateral on and as of the date thereof. Pledgor hereby covenants and agrees to take all actions required under Section 5(c) and any other actions necessary to create for the benefit of Secured Party a valid, first priority, perfected security interest in, and a first lien upon, such additional Eligible Collateral, as to which Secured Party will have Control.

         (c) Any delivery of any securities or security entitlements (each as defined in Section 8-102 of the UCC) as Collateral to Secured Party by Pledgor shall be effected (i) in the case of Collateral consisting of certificated securities registered in the name of Pledgor, by delivery of certificates representing such securities to the Custodian, accompanied by any required transfer tax stamps, and in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, all in form and substance satisfactory to Secured Party, and the crediting by the Custodian of such securities to a securities account (as defined in Section 8-501 of the UCC) (the "Collateral Account") of Secured Party maintained by the Custodian, (ii) in the case of Collateral consisting of uncertificated securities registered in the name of Pledgor, by transmission by Pledgor of an instruction to the issuer of such securities instructing such issuer to register such securities in the name of the Custodian or its nominee, accompanied by any required transfer tax stamps, the issuer's compliance with such instructions and the crediting by the Custodian of such securities to the Collateral Account, (iii) in the case of securities in respect of which security entitlements are held by Pledgor through a securities intermediary, by the crediting of such securities, accompanied by any required transfer tax stamps, to a securities account of the Custodian at such securities intermediary or, at the option of Secured Party, at another securities intermediary satisfactory to Secured Party and the crediting by the Custodian of such securities to the Collateral Account or (iv) in any case, by complying with such alternative delivery instructions as Secured Party shall provide to Pledgor in writing. Upon delivery of any such Pledged Item under this Agreement, Secured Party shall examine (or cause the Custodian to examine) such Pledged Item and any certificates delivered pursuant to Section 5(b) or otherwise pursuant to the terms hereof in connection therewith to determine that they comply as to form with the requirements for Eligible Collateral.

         (d) If on any Business Day Secured Party determines that a Collateral Event of Default shall have occurred, Secured Party shall promptly notify Pledgor of such determination by telephone call to an Authorized Officer of Pledgor followed by a written confirmation of such call.

         (e) If on any Business Day Secured Party determines that no Acceleration Event or failure by Pledgor to meet any of Pledgor's obligations under Sections 4 or 5 hereof has occurred and is continuing, Pledgor may obtain the release from the Security Interests of any Collateral upon delivery to Secured Party of a written notice from an Authorized Officer of Pledgor indicating the items of Collateral to be released so long as, after such release, no Collateral Event of Default shall have occurred.

         (f) On the Maturity Date, unless (i) Pledgor shall have otherwise effected the deliveries required by Section 2.03(b) of the Securities Contract or shall have delivered the Cash Settlement Amount to Secured Party in lieu of shares of Common Stock in accordance with Section 2.04 of the Securities Contract on the Maturity Date or (ii) the Common Stock then held by or on behalf of Secured Party hereunder is not Free Stock, Secured Party shall deliver or cause to be delivered to itself from the Collateral Account in whole or partial, as the case may be, satisfaction of Pledgor's obligations to deliver shares of Common Stock to Secured Party on the Maturity Date pursuant to the Securities Contract, shares of Common Stock then held by or on behalf of it hereunder representing the number of shares of Common Stock required to be delivered under the Securities Contract on the Maturity Date. Upon any such delivery, Secured Party shall hold such shares of Common Stock absolutely and free from any claim or right whatsoever (including, without limitation, any claim or right of Pledgor).

         (g) Secured Party may at any time or from time to time, in its sole discretion, cause any or all of the Collateral that is registered in the name of Pledgor or Pledgor's nominee to be transferred of record into the name of the Custodian, Secured Party or its nominee. Pledgor shall promptly give to Secured Party copies of any notices or other communications received by Pledgor with respect to Collateral that is registered, or held through a securities intermediary, in the name of Pledgor or Pledgor's nominee and Secured Party shall promptly give to Pledgor copies of any notices and communications received by Secured Party with respect to Collateral that is registered, or held through a securities intermediary, in the name of Custodian, Secured Party or its nominee.

         (h) Pledgor agrees that Pledgor shall forthwith upon demand pay to Secured Party:

                  (i) the amount of any taxes that Secured Party or the Custodian may have been required to pay by reason of the Security Interests or to free any of the Collateral from any Lien thereon; and

                  (ii) the amount of any and all costs and expenses, including the fees and disbursements of counsel and of any other experts, that Secured Party or the Custodian may incur in connection with (A) the enforcement of this Agreement, including such expenses as are incurred to preserve the value of the Collateral and the validity, perfection, rank and value of the Security Interests, (B) the collection, sale or other disposition of any of the Collateral, (C) the exercise by Secured Party of any of the rights conferred upon it hereunder or (D) any Acceleration Event.

Any such amount not paid on demand shall bear interest (computed on the basis of a year of 360 days and payable for the actual number of days elapsed) at a rate per annum equal to 5% plus the prime rate as published from time to time in The Wall Street Journal, Eastern Edition.

         (i) Without limiting the rights and obligations of the parties under this Agreement, upon the consent of Pledgor (which consent need not be in writing), Secured Party may sell, lend, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business (collectively, "rehypothecate"), any Collateral, free from any claim or right of any nature whatsoever of Pledgor, including any equity or right of redemption by Pledgor; provided that Secured Party will return any rehypothecated Collateral (with the same Collateral or identical substitute Collateral) (A) upon five Business Days' notice from Pledgor or (B) if not already returned, on the Maturity Date or on any Optional Termination Date or any Reorganization Termination Date; provided further that in the case of any Optional Termination Date on which the Securities Contract is terminated in part pursuant to Section 3.01 of the Securities Contract, Secured Party will be obligated to return only an amount of rehypothecated Collateral sufficient to ensure that on such date, the Collateral Account will contain a number of shares of Common Stock at least equal to the number of shares of Common Stock with respect to which the Securities Contract is to be terminated pursuant to
Section 3.01 of the Securities Contract; provided further that in the case of any Reorganization Termination Date relating to any Reorganization Event in which the consideration received by holders of Common Stock does not consist solely of Non-Stock Consideration, Secured Party will be obligated to return only Non-Stock Consideration in an amount and of the type that a holder of a number of shares of Common Stock equal to the number of shares of Common Stock rehypothecated by Secured Party immediately prior to such Reorganization Termination Date would have been entitled to receive in such Reorganization Event. If at any time at which any shares of Common Stock constituting Collateral have been rehypothecated pursuant to this Section 5(i) there shall occur an event of a type that would, had Secured Party borrowed such shares of Common Stock from Pledgor on terms customary for loans of equity securities (as determined by the Calculation Agent), require either (i) an adjustment to the number of shares of Common Stock or a change in the type of securities or other property that Secured Party would be required to deliver to Pledgor to repay such stock loan or (ii) a payment or delivery by Secured Party to Pledgor in respect of dividends paid or distributions made on such shares of Common Stock, then, in the case of clause (i), except as provided in the third proviso to the immediately preceding sentence, such adjustment or change shall be applied to the number of shares of Common Stock that Secured Party is required to return upon notice from Pledgor in accordance with the first proviso to the immediately preceding sentence and, in the case of clause (ii), Secured Party shall make such payment or delivery to Pledgor, whereupon the amount so paid or the assets so delivered shall become Collateral hereunder (except that to the extent any such payment is made in respect of an Ordinary Cash Dividend, it shall be returned to Pledgor, it being understood that Pledgor is entitled to Ordinary Cash Dividends pursuant to Section 6(a) hereof). All determinations related to the immediately preceding sentence shall be made by the Calculation Agent. Notwithstanding the foregoing, if Eligible Collateral consisting of a number of shares of Common Stock equal to the Maximum Deliverable Number is unavailable for rehypothecation by Secured Party at any time ((1) as a result of Pledgor's withholding Pledgor's consent to rehypothecation of such Collateral, (2) as a result of Pledgor's causing Secured Party to return such Collateral pursuant to the first proviso to the first sentence in this Section 5(i), (3) as a result of any Transfer Restrictions, (4) as a result of Pledgor's substitution of Government Securities for Share Collateral pursuant to Section 5(j) or (5) otherwise), (a "Rehypothecation Unavailability"), Pledgor shall be obligated to reimburse Secured Party in the manner set forth below for any costs ("Borrow Costs") incurred by Secured Party relating to Secured Party's borrowing of shares of Common Stock in connection with hedging Secured Party's exposure to the Securities Contract during the period such Rehypothecation Unavailability exists, the aggregate amount of any such Borrow Costs to be determined by the Calculation Agent. Prior to the close of business on the Business Day (the "Reimbursement Notice Date") immediately preceding the first Business Day of each month (each such Business Day, a "Reimbursement Payment Date") that begins during the Reimbursement Period for such Rehypothecation Unavailability, the Calculation Agent shall deliver a notice to Pledgor specifying the aggregate amount of Borrow Costs incurred (the "Reimbursement Amount") during the period beginning on the Reimbursement Payment Date immediately preceding such Reimbursement Payment Date (or if there is no preceding Reimbursement Payment Date, beginning on the date such Rehypothecation Unavailability occurred) and ending on the Reimbursement Notice Date for such Reimbursement Payment Date. On such Reimbursement Payment Date, Pledgor shall make a cash payment to Secured Party, by wire transfer of immediately available funds to an account designated by Secured Party, in an amount equal to the aggregate amount of Borrow Costs specified in such notice. For purposes of determining the occurrence of a Collateral Event of Default, the rehypothecation of any Collateral pledged hereunder shall not affect the status of such Collateral as Collateral or Eligible Collateral hereunder. This
Section 5(i) is intended to be an agreement that satisfies the requirements of
Section 1058 of the Internal Revenue Code of 1986, as amended, and the regulations (including proposed regulations) promulgated thereunder, and Secured Party and Pledgor agree to treat this Section 5(i) as such an agreement for all federal income tax purposes.

         (j) Pledgor may at any time, so long as no Acceleration Event has occurred and is continuing, substitute Government Securities for all (but not less than all) of the Collateral consisting of Common Stock then held in or credited to the Collateral Account (the "Share Collateral") on the terms set forth below:

                  (i) At least fifteen Business Days prior to the date of any such substitution, Pledgor shall notify Secured Party in writing that Pledgor intends to effect such substitution;

                  (ii) Pledgor shall deliver to Secured Party, in a manner reasonably acceptable to Secured Party, Government Securities having a value (as determined by the Calculation Agent) at least equal to 150% of the Market Value of the Maximum Deliverable Number of shares of Common Stock on the date of such delivery;

                  (iii) Pledgor shall take all such other actions as Secured Party may reasonably require to create for the benefit of Secured Party a valid and perfected security interest in such Government Securities, in respect of which Secured Party will have Control, subject to no prior Lien; and

                  (iv) Pledgor shall make mark to market deliveries of additional Government Securities on a daily basis, and upon the request of Pledgor, Secured Party shall release Government Securities previously pledged, so that the value (as determined by the Calculation Agent) of the Government Securities pledged is at all times at least equal to 150% of the Market Value of the Maximum Deliverable Number of shares of Common Stock at such time, in each case, pursuant to terms mutually acceptable to Secured Party and Pledgor.

         SECTION 6. Income and Voting Rights in Collateral. (a) Secured Party shall have the right to receive and retain as Collateral hereunder all proceeds of the Collateral (excluding Ordinary Cash Dividends but including, without limitation, Extraordinary Cash Dividends or interest), and Pledgor shall take all such action as Secured Party shall deem necessary or appropriate to give effect to such right. All such proceeds that are received by Pledgor shall be received in trust for the benefit of Secured Party and, if Secured Party so directs, shall be segregated from other funds of Pledgor and shall, forthwith upon demand by Secured Party, be delivered over to the Custodian on behalf of Secured Party as Collateral in the same form as received (with any necessary endorsement).

         (b) Unless an Acceleration Event shall have occurred and be continuing, Pledgor shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Collateral (other than Collateral that has been rehypothecated by Secured Party pursuant to
Section 5(i)), and Secured Party shall, upon receiving a written request from Pledgor accompanied by a certificate of an Authorized Officer of Pledgor stating that no Acceleration Event has occurred and is continuing, deliver to Pledgor or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any of the Collateral that is registered, or held through a securities intermediary, in the name of the Custodian, Secured Party or its nominee as shall be specified in such request and shall be in form and substance satisfactory to Secured Party.

         (c) If an Acceleration Event shall have occurred and be continuing, Secured Party shall have the right, to the extent permitted by law, and Pledgor shall take all such action as may be necessary or appropriate to give effect to such right, to vote and to give consents, ratifications and waivers, and to take any other action with respect to any or all of the Collateral with the same force and effect as if Secured Party were the absolute and sole owner thereof.

         SECTION 7. Remedies upon Acceleration Events. (a) On or after any Acceleration Date, Secured Party may exercise all the rights of a secured party under the Uniform Commercial Code (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, shall: (i) deliver or cause to be delivered to itself from the Collateral Account all Collateral consisting of shares of Common Stock (but not in excess of the number thereof deliverable under the Securities Contract at such time) on the date of the Acceleration Amount Notice relating to such Acceleration Date (the "Default Settlement Date") in satisfaction of Pledgor's obligations to deliver Common Stock under the Securities Contract, whereupon Secured Party shall hold such shares of Common Stock absolutely free from any claim or right of whatsoever kind, including any equity or right of redemption of Pledgor that may be waived or any other right or claim of Pledgor, and Pledgor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal that Pledgor has or may have under any law now existing or hereafter adopted; and (ii) if such delivery shall be insufficient to satisfy in full all of the obligations of Pledgor under the Securities Contract or hereunder, sell all of the remaining Collateral, or such lesser portion thereof as may be necessary to generate proceeds sufficient to satisfy in full all of the obligations of Pledgor under the Securities Contract or hereunder, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as Secured Party may deem satisfactory. Pledgor covenants and agrees that Pledgor will execute and deliver such documents and take such other action as Secured Party deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale, Secured Party shall have the right to deliver, assign and transfer to the buyer thereof the Collateral so sold. Each buyer at any such sale shall hold the Collateral so sold absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of Pledgor that may be waived or any other right or claim of Pledgor, and Pledgor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal that Pledgor has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale required by Section 9-611 of the UCC shall (1) in case of a public sale, state the time and place fixed for such sale, (2) in case of sale at a broker's board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof so being sold, will first be offered for sale at such board or exchange and (3) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as Secured Party may determine. Secured Party shall not be obligated to make any such sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Secured Party until the selling price is paid by the buyer thereof, but Secured Party shall not incur any liability in case of the failure of such buyer to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. Secured Party, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

         (b) Pledgor hereby irrevocably appoints Secured Party Pledgor's true and lawful attorney, with full power of substitution, in the name of Pledgor, Secured Party or otherwise, for the sole use and benefit of Secured Party, but at the expense of Pledgor, to the extent permitted by law, to exercise, at any time and from time to time while an Acceleration Event has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral:

                  (i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof;

                  (ii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto;

                  (iii) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if Secured Party were the absolute owner thereof (including, without limitation, the giving of instructions and entitlement orders in respect thereof); and

                  (iv) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

provided that Secured Party shall give Pledgor not less than one day's prior written notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral that threatens to decline speedily in value, including, without limitation, equity securities, or is of a type customarily sold on a recognized market. Secured Party and Pledgor agree that such notice constitutes "reasonable notification" within the meaning of Section 9-611(b) of the UCC.

         (c) Upon any delivery or sale of all or any part of any Collateral made either under the power of delivery or sale given hereunder or under judgment or decree in any judicial proceedings for foreclosure or otherwise for the enforcement of this Agreement, Secured Party is hereby irrevocably appointed the true and lawful attorney of Pledgor, in the name and stead of Pledgor, to make all necessary deeds, bills of sale, instruments of assignment, transfer or conveyance of the property, and all instructions and entitlement orders in respect of the property thus delivered or sold. For that purpose Secured Party may execute all such documents, instruments, instructions and entitlement orders. This power of attorney shall be deemed coupled with an interest, and Pledgor hereby ratifies and confirms that which Pledgor's attorney acting under such power, or such attorney's successors or agents, shall lawfully do by virtue of this Agreement. If so requested by Secured Party or by any buyer of the Collateral or a portion thereof, Pledgor shall further ratify and confirm any such delivery or sale by executing and delivering to Secured Party or to such buyer or buyers at the expense of Pledgor all proper deeds, bills of sale, instruments of assignment, conveyance or transfer, releases, instructions and entitlement orders as may be designated in any such request.

         (d) In the case of an Acceleration Event, Secured Party may proceed to realize upon the security interest in the Collateral against any one or more of the types of Collateral, at any time, as Secured Party shall determine in its sole discretion subject to the foregoing provisions of this Section 7. The proceeds of any sale of, or other realization upon, or other receipt from, any of the Collateral shall be applied by Secured Party in the following order of priorities:

                  first, to the payment to Secured Party or the Custodian of the expenses of such sale or other realization, including reasonable compensation to the Custodian and the agents and counsel of the Custodian and Secured Party, and all expenses, liabilities and advances incurred or made by Secured Party or the Custodian in connection therewith, including brokerage fees in connection with the sale by Secured Party of any Collateral;

                  second, to the payment to Secured Party of an amount equal to the aggregate market value (as determined by the Calculation Agent) as of the Default Settlement Date of a number of shares of Common Stock equal to (i) the number of shares of Common Stock that would be required to be delivered under Section 8.01 of the Securities Contract on the Default Settlement Date without giving effect to the proviso therein minus (ii) the number of shares of Common Stock delivered to Secured Party on the Default Settlement Date as described in Section 7(a);

                  finally, if all of the obligations of Pledgor hereunder and under the Securities Contract have been fully discharged or sufficient funds have been set aside by Secured Party, at the request of Pledgor for the discharge thereof, any remaining proceeds shall be released to Pledgor.

         SECTION 8. Miscellaneous. (a) This Agreement is not intended and shall not be construed to create any rights in any person other than Pledgor, Secured Party and their respective successors and assigns and no other person shall assert any rights as third party beneficiary hereunder. Whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All the covenants and agreements herein contained by or on behalf of Pledgor and Secured Party shall bind, and inure to the benefit of, their respective successors and assigns whether so expressed or not. The rights and duties under this Agreement may not be assigned or transferred by any party hereto without the prior written consent of the other parties hereto; provided that (i) Secured Party may assign or transfer any of its rights or duties hereunder with the prior written consent of Pledgor (which consent shall not be unreasonably withheld) and (ii) Agent may assign or transfer any of its rights or duties hereunder without the prior written consent of the other parties hereto to any affiliate of Credit Suisse First Boston, so long as such affiliate is a broker-dealer registered with the Securities and Exchange Commission.

         (b) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Pledgor and Secured Party or, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         (c) All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard forms of telecommunication. Notices to Pledgor shall be directed to Pledgor at 35 East 62nd Street, New York, New York 10021, Telecopy No. (212) 572-5965, Attention: Chief Financial Officer; notices to Secured Party shall be directed to it in care of Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, New York 10010, Telecopy No.
(212) 325-8175, Attention: Ricardo Harewood.

         (d) This Agreement shall in all respects be construed in accordance with and governed by the laws of the State of New York without reference to choice of law doctrine (provided that as to Pledged Items located in any jurisdiction other than the State of New York, Secured Party shall, in addition to any rights under the laws of the State of New York, have all of the rights to which a secured party is entitled under the laws of such other jurisdiction) and each party hereto submits to the jurisdiction of the Courts of the State of New York and waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or in connection with this Agreement in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The parties hereto hereby agree that the Custodian's jurisdiction, within the meaning of Section 8-110(e) of the UCC, insofar as it acts as a securities intermediary hereunder or in respect hereof, is the State of New York. To the extent permitted by law, the unenforceability or invalidity of any provision or provisions of this Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

         (e) Each party hereby irrevocably and unconditionally waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

         (f) This Agreement may be executed, acknowledged and delivered in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same agreement.

         (g) The rights and obligations of the Agent shall be as set forth in
Section 9.08 of the Securities Contract.

         SECTION 9. Termination of Pledge Agreement. This Agreement and the rights hereby granted by Pledgor in the Collateral shall cease, terminate and be void upon fulfillment of all of the obligations of Pledgor under the Securities Contract and hereunder. Any Collateral remaining at the time of such termination shall be fully released and discharged from the Security Interests and delivered to Pledgor by Secured Party, all at the request and expense of Pledgor.

         SECTION 10. Netting and Set-off. (a) If on any date, cash would otherwise be payable or shares of Common Stock or other property would otherwise be deliverable (including, for the avoidance of doubt, the return, as required by Section 5(i), of shares of Common Stock that have been rehypothecated pursuant to such Section) pursuant to the Securities Contract or this Agreement by Secured Party to Pledgor and by Pledgor to Secured Party and the type of property required to be paid or delivered by each such party on such date is the same, then, on such date, each such party's obligation to make such payment or delivery will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable or deliverable by one such party exceeds the aggregate amount that would otherwise have been payable or deliverable by the other such party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable or deliverable to pay or deliver to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

         (b) In addition to and without limiting any rights of set-off that Secured Party may have as a matter of law, pursuant to contract or otherwise, upon the occurrence of a Reorganization Termination Date to which clause (B) of Section 7.02 of the Securities Contract applies or an Acceleration Date, Secured Party shall have the right to terminate, liquidate and otherwise close out the transactions contemplated by the Securities Contract and this Agreement pursuant to the terms of the Securities Contract and this Agreement, and to set off any obligation it may have to (i) release from the Security Interests or return to Pledgor any Collateral pursuant to Section 5(e) or
Section 9 or (ii) return any rehypothecated Collateral pursuant to Section 5(i), against any right Secured Party or any of its affiliates may have against Pledgor, including without limitation any right to receive a payment or delivery pursuant to Section 2.03(b), Section 2.04, Section 2.05, Section 3.01, Section 7.02, Section 7.04 or Section 8.01 of the Securities Contract or any other provision of the Securities Contract. In the case of a set-off of any obligation to return or replace assets against any right to receive assets of the same type, such obligation and right shall be set off in kind. In the case of a set-off of any obligation to return or replace assets against any right to receive assets of any other type, the value of each of such obligation and such right shall be determined by the Calculation Agent and the result of such set-off shall be that the net obligor shall pay or deliver to the other party an amount of cash or assets, at the net obligor's option, with a value (determined, in the case of a delivery of assets, by the Calculation Agent) equal to that of the net obligation. In determining the value of any obligation to release or deliver Common Stock or right to receive Common Stock, the value at any time of such obligation or right shall be determined by reference to the market value of the Common Stock at such time. If an obligation or right is unascertained at the time of any such set-off, the Calculation Agent may in good faith estimate the amount or value of such obligation or right, in which case set-off will be effected in respect of that estimate, and the relevant party shall account to the other party at the time such obligation or right is ascertained.



         IN WITNESS WHEREOF, the parties have signed this Agreement as of the date and year first above written.



                                   PLEDGOR:

                                   GSB INVESTMENTS CORP.


                                   By:---------------------------------------
                                          Name: Todd J. Slotkin
                                          Title: Executive Vice President and
                                                  Chief Financial Officer

                                   SECURED PARTY:

                                   CREDIT SUISSE FIRST BOSTON
                                      INTERNATIONAL


                                   By:---------------------------------------
                                          Name:
                                          Title:


                                   By:---------------------------------------
                                          Name:
                                          Title:



                                   AGENT:

                                   CREDIT SUISSE FIRST BOSTON
                                      CORPORATION


                                   By:---------------------------------------
                                          Name:
                                          Title:



                                                                   EXHIBIT A



                    [Certificate for Additional Collateral]


         The undersigned, an Authorized Officer of GSB Investments Corp. ("Pledgor"), hereby certifies, pursuant to Section 5(b) of the SAILS Pledge Agreement dated as of January 29, 2002 among Pledgor, Credit Suisse First Boston Corporation, as Agent, and Credit Suisse First Boston International (the "Pledge Agreement"; terms defined in the Pledge Agreement being used herein as defined therein), that:

                  1. Pledgor is delivering, or causing to be delivered in accordance with Section 5(c) of the Pledge Agreement, the following securities (or security entitlements in respect thereof) to Secured Party to be held by Secured Party as additional Collateral (the "Additional Collateral"):



                  2. Pledgor hereby represents and warrants to Secured Party that the Additional Collateral is Eligible Collateral and that the representations and warranties contained in paragraphs (a), (b), (c) and (d) of Section 3 of the Pledge Agreement are true and correct with respect to the Additional Collateral on and as of the date hereof.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate this ___ day of __________, ____.


                                    By:_____________________________
                                            Name:
                                            Title:





                                                                   EXHIBIT B


                       Form of UCC-1 Financing Statement


                     ANNEX A TO FINANCING STATEMENT NAMING
              GSB INVESTMENTS CORP., AS DEBTOR, AND CREDIT SUISSE
                 FIRST BOSTON INTERNATIONAL, AS SECURED PARTY

         This financing statement covers the right, title and interest of GSB Investments Corp. ("Debtor") in and to the following, whether owned at the time that the Initial Pledged Items were delivered to the Custodian or thereafter acquired (all of which is hereinafter collectively referred to as the "Collateral"):

         (i) the Initial Pledged Items;

         (ii) all additions to and substitutions for the Initial Pledged Items (the "Additions and Substitutions");

         (iii) all income, proceeds and collections received or to be received, or derived or to be derived, at the time that the Initial Pledged Items were delivered to the Custodian or at any time thereafter (whether before or after the commencement of any proceeding under applicable bankruptcy, insolvency or similar law, by or against Debtor, with respect to Debtor) from or in connection with the Initial Pledged Items or the Additions and Substitutions (excluding Ordinary Cash Dividends but including, without limitation, (A) any shares of capital stock issued by the Issuer in respect of any Common Stock constituting Collateral or any cash, securities or other property distributed in respect of or exchanged for any Common Stock constituting Collateral (other than Ordinary Cash Dividends), or into which any such Common Stock is converted in connection with any Reorganization Event or otherwise, and any security entitlements in respect of any of the foregoing, (B) any obligation of Secured Party to return any rehypothecated Collateral and (C) any amounts paid or assets delivered to Debtor by Secured Party in respect of dividends paid or distributions (other than Ordinary Cash Dividends) made on shares of Common Stock constituting Collateral that have been rehypothecated);

         (iv) the Collateral Account and all securities and other financial assets (each as defined in Section 8-102 of the UCC), including the Initial Pledged Items and the Additions and Substitutions, and other funds, property or other assets from time to time held therein or credited thereto; and

         (v) all powers and rights owned at the time that the Initial Pledged Items were delivered to the Custodian or thereafter acquired under or with respect to the Initial Pledged Items or the Additions and Substitutions.

         As used in this Annex A, the following capitalized terms have the meanings specified below (such meanings being equally applicable to both the singular and plural forms of the terms defined):

         "Collateral Account" means a securities account (as defined in Section 8- 501(a) of the UCC) established in the name of Secured Party at the offices of the Custodian in which or to which certain of the Collateral is to be deposited or credited.

         "Common Stock" means shares of Common Stock, par value $1.00 per share, of the Issuer, or security entitlements in respect thereof.

         "Custodian" means The Bank of New York, or any other custodian appointed by Secured Party and identified to Debtor.

         "Initial Pledged Items" means 1,585,000 shares of Common Stock.

         "Issuer" means Golden State Bancorp., a Delaware corporation.

         "Reorganization Event" means (i) any consolidation or merger of the Issuer with or into another entity (other than a merger or consolidation in which the Issuer is the continuing corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of the Issuer or another corporation),
(ii) any sale, transfer, lease or conveyance of the property of the Issuer as an entirety or substantially as an entirety, (iii) any statutory exchange of securities of the Issuer with another corporation (other than in connection with a merger or acquisition) or (iv) any liquidation, dissolution or winding up of the Issuer.

         "Secured Party" means Credit Suisse First Boston International.

         "UCC" means the Uniform Commercial Code as in effect in the State of New York.




                                                                    EXHIBIT C



                            Perfection Certificate


         The undersigned, GSB Investments Corp. ("Pledgor"), acting through an Authorized Officer, hereby certifies, pursuant to Section 3(h) of the SAILS Pledge Agreement (the "Pledge Agreement") dated as of January 29, 2002 among Pledgor, Credit Suisse First Boston Corporation, as Agent, and Credit Suisse First Boston International (terms defined therein being used herein as defined in the Pledge Agreement), that:

         1. Jurisdiction of Organization. Pledgor is a corporation organized under the laws of the State of Delaware.

         2. Name. The exact corporate name of Pledgor as it appears in its certificate of incorporation is:

                  GBS Investments Corp.

         3. Prior Name. (a) Set forth below is each other corporate name that Pledgor has had since its incorporation, together with the date of the relevant change:

                  N/A

                 (b) Pledgor has not changed its corporate structure in any way within the past five years.(2)

         4. Current Location. The chief executive office of Pledgor is located at the following address:

--------
(2) Changes in corporate structure include mergers and consolidations, as well as any change in the Pledgor's form of organization. If any such change has occurred, include in Schedule I the information required by Parts 1 - 5 of this certificate as to each constituent party to any merger or consolidation and any other predecessor organization.


Mailing Address                     County                    State
------------------------------------------------------------------------------

35 East 62nd Street                 New York                  New York
New York, New York 10021


         5. Prior Locations. (a) Set forth below is the information required by Part 4 above with respect to each other chief executive office maintained by Pledgor at any time during the past five years:

Mailing Address                     County                    State
------------------------------------------------------------------------------

N/A



         IN WITNESS WHEREOF, the undersigned has executed this Certificate this ____ day of _____________, 2002.

                                     GSB INVESTMENTS CORP.


                                     By:_____________________________
                                           Name: Todd J. Slotkin
                                           Title: Executive Vice President and
                                                  Chief Financial Officer



                          CROSS-REFERENCE TARGET LIST

         NOTE: Due to the number of targets some target names may not appear in the target pull-down list. (This list is for the use of the wordprocessor only, is not a part of this document and may be discarded.)

ARTICLE/SECTION                                                     TARGET NAME
===============                                                     ===========

1............................................................................01

?............................................................................03

security.interest.delivery.................................................1(a)

?............................................................................07

2............................................................................02

3............................................................................17

4............................................................................13

4(a).........................................................................15

5............................................................................12

5(b).........................................................................10

5(c).........................................................................11

5(c)(i).............................................................in.any.case

5(c)(ii).............................................................collateral

5(c)(iii)...........................................................case.of.sec

5(c)(iv)..............................................................by.comply

5(e)...........................................................bus.day.sec.part

5(i).........................................................................06

6(a).............................................................income.secured

7............................................................................14

7(a).........................................................................04

8(d).........................................................................08

9...............................................................term.pledge.agt